U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM SB-2/A
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      GREATLENDER.COM, INC.
           (Name of Small Business Issuer in its charter)

Nevada                              7382                    88-0426887
(State or Jurisdiction          (Primary                (IRS Employer
of Incorporation or               Standard                Identification
Organization)                    Industrial                 Number)
                               Classification
                                   Code)

                  3191 South Valley Street, Suite 201
                       Salt Lake City, Utah 84109
                         Telephone: 801-272-4400
                (Address and telephone number of Registrant's principal executive offices and principal place of business)

          (Name, address, and telephone number of agent for service)
                              James N. Barber
                        Suite 100, Bank One Tower
                             50 West Broadway
                        Salt Lake City, Utah 84101
                        Telephone: (801) 364-6500

Approximate date of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / X /

                      CALCULATION OF REGISTRATION FEE

          Title of each                Dollar
        class of securities          amount to        Amount of
         to be registered          be registered   registration fee

          Common Stock                $100,000          $26.40

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

ITEM 1. FRONT OF REGISTRATION STATEMENT

PROSPECTUS                                                        PROSPECTUS

GREATLENDER.COM, INC.
3191 South Valley Street, Suite 201
Salt Lake City, Utah 84109

Greatlender.com, Inc. ("Greatlender") proposes to offer not less than 1,000,000 nor more than 2,000,000 of its common shares at an offering price of Five Cents ($0.05) per share. Greatlender is offering the shares in a direct public offering in which it is intended that the shares will be placed by its officers and directors. If the officers and directors are unable to sell the shares within 120 days of the effective date of the registration statement on Form SB-2 being filed by Greatlender, we reserve the right to employ brokers or registered agents to place the shares and pay sales commissions of up to 10% of the sale price. All proceeds from the sale of the shares will be held in escrow in a separate, non-interest bearing account for 120 days or until a minimum of 1,000,000 shares shall have been sold and a minimum of $50,000 in gross proceeds have been received for the sale of shares. If The minimum is not received within the offering period, all funds received from investors will be returned without interest.

NO NATIONAL SECURITIES EXCHANGE OR THE NASDAQ STOCK MARKET LISTS THE SECURITIES OFFERED.

THE INVESTMENT DESCRIBED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE TOTAL LOSS OF
THEIR INVESTMENT.   PLEASE CAREFULLY READ AND CONSIDER THE "RISK FACTORS"
PRESENTED BEGINNING ON PAGE ONE (1) OF THIS PROSPECTUS.

              Price to Purchasers     Commissions     Proceeds to the Company

Per Share        $           0.05     $      .005     $        0.045
Minimum Offering $      50,000.00     $  5,000.00     $    45,000.00
Maximum Offering $     100,000.00     $ 10,000.00     $    90,000.00

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATION OR GIVE ANY INFORMATION WITH RESPECT TO THIS OFFERING, EXCEPT FOR THE INFORMATION CONTAINED HEREIN, AND NO OFFEREE MAY RELY ON ANY REPRESENTATION OR INFORMATION
THAT MAY BE MADE OR GIVEN IN VIOLATION OF THE ABOVE.

The date of this prospectus is October ____, 2000.

ITEM 2. INSIDE FRONT AND BACK COVER PAGES OF PROSPECTUS

TABLE OF CONTENTS
Item                                                          Page

Summary Information and Risk Factors                            1
Risk Factors                                                    1
Use of Proceeds                                                 3
Determination of Offering Price                                 4
Dilution                                                        4
Plan of Distribution                                            4
Legal Proceedings                                               5
Directors, Executive Officers, Promoters and
Control Persons                                                 5
Security Ownership of Certain Beneficial Owners
And Management                                                  7
Description of Securities                                       7
Interest of Named Experts and Counsel                           8
Disclosure of Commission Position on
Indemnification for Securities Act Liabilities                  8
Organization within last five years                             9
Description of Business                                         9
Plan of Operation                                              13
Description of Property                                        13
Certain Relationships and Related Transactions                 13
Market for Common Equity and Related Stockholder
Matters                                                        14
Executive Compensation                                         14
Changes in and disagreements with accountants
on Accounting and Financial Disclosure                         14
Financial Statements                                           15

ITEM 3.  SUMMARY INFORMATION AND RISK FACTORS.

SUMMARY

Issuer:  Greatlender.com, Inc.3191 South Valley Street, Suite 201
Salt Lake City, Utah 84109

Securities Offered: Not less than 1,000,000 nor more than 2,000,000 shares of Common Stock, $0.001 par value.

Price per Share:  $0.05

Net Proceeds:  Not less than $40,000 nor more than $90,000

Description of Business: The Company intends to operate as a referral source and conduit through which to offer mortgage loans and processing services to the public via the internet. All loans generated by Greatlender will be processed and placed under a contract between Greatlender and Intermountain Mortgage, a related entity.

Use of Proceeds: The Company will use the proceeds of this Offering to enhance and improve a web site, establish operations and market its services. Type of Offering: This Offering is a direct public offering to be conducted by the issuer and its officers and directors without the assistance of an underwriter. The shares offered have been registered under the Securities
Act of 1933 pursuant to a registration statement on Form SB-2. The Common Stock is offered by the officers and directors of the Company, who will not be paid any commission on the sale of the Common Stock. If the officers and directors are unable to place the offering within 120 days of the effective date of the registration statement, certain brokers and dealers or agents may be retained to place the shares on the terms described under the caption "Plan of Distribution." Such brokers or agents may be paid commissions of up to
10%
of the gross proceeds received from the sale of shares they place.

RISK FACTORS

An investment in the Common Stock offered hereby involves a high degree of risk and immediate and substantial dilution. These risks include, among others, risks associated with the absence of operating revenues or profitable operations, undercapitalization and the need for additional financing. There is also no trading market for the shares of Common Stock and there is no assurance one will develop. Accordingly, the Common Stock offered hereby should not be purchased by persons who cannot afford the loss of their entire investment. We believe the following factors present the greatest risk to purchaser of the Common Shares offered hereby.

Greatlender is an Underfunded Start-up Business with No Operations

The Company was only recently formed and does not have any revenues from operations. Additionally, the Company is undercapitalized with all of its initial capitalization being used to establish a business plan, fund the filing of a registration statement on Form SB-2, and establish an Internet website. The Company needs the proceeds of this Offering to be able to improve its website, advertise the mortgage referral services we intend to provide, and pay for links to other websites we believe have the ability to provide referrals to us. Without the proceeds from this Offering, the Company will not be able to execute its Internet strategy. Even with the proceeds from this Offering, the Company is embarking on a new industry with unproven returns and many unknowns which may require additional financing or may prove the Company's business plan unworkable.
Additional Financing may be required

Even with the proceeds from this Offering, the Company may need additional financing to support the continued development of its mortgage web site and to pay for advertising to attract clients. Additionally, as the Internet mortgage business is a relatively new industry, the Company is uncertain of all of the potential cost and pitfalls it may encounter which could exceed its current budget. Additionally, the cost of marketing an Internet site often are substantially higher than that of a normal mortgage company which relies heavily on personal contacts in the real estate area. With a website, the Company must get its name recognition out in the public's mind and direct traffic to its site rather than to sites maintained by competitors. This may require expensive media advertising. Accordingly, the Company's future success and profitability may be based on its ability to obtain additional financing on favorable terms. Any additional financing may cause dilution to current investors in this Offering and there can be no assurance that any additional financing will be on terms that are favorable to the Company and its shareholders.

Inability to Compete with Established Competitors

The Company will be competing with national companies who are often subsidiaries of large mortgage and banking companies. Because of the formidable nature of the Company's competitors, the Company feels that it must act now to establish its brand identity in Internet mortgages. The longer the Company delays in establishing brand identity, the more difficult it will be to enter this new venue of mortgage lending. Even with the advantage of starting an Internet based mortgage company in the infancy of this new industry, the Company, as a start-up venture with limited assets and no operations, Greatlender will have difficulty competing with the larger, better financed companies who have far greater access to mortgage money and far greater referral sources, who will be also able to use extensive advertising to direct customers to their Internet sites.

General Risks Relating to Investment

Substantial and Immediate Dilution

Investors in this Offering will incur substantial and immediate dilution to their investment based on the net tangible book value per share of Common Stock. If only the minimum is sold, investors would suffer an immediate dilution of $.0327 per share of Common Stock. If the entire offering is sold, investors would suffer an immediate dilution of $.0185 per share of Common Stock. (See "Dilution")

Determination of Price

The offering price of the Shares has been arbitrarily determined by the Company, taking into account the Company's capital needs, and the Company's estimate of the potential value of its business plan. The price established is not based on assets, operations, income, net tangible book value of the Company or any other traditional criteria of value. If the price per share established by the Company is too high, there is a risk that investors may lose all or part of their investment.

Caution Respecting Forward Looking Information

This Prospectus contains certain forward looking information. All of such material is based on a number of variables and assumptions. Further, such information is based on the Company's estimates of present circumstances and on events that have not occurred, which may not occur, or which may occur with different ramifications from those now assumed or anticipated. If investors were to consult with their own advisors, it should be expected that their views may differ from those set forth herein. No assurance can be given that all material assumptions have been considered. Future operating results are in fact impossible to predict. No representation or warranty of any kind is made by the Company and none should be inferred, respecting the future accuracy or completeness of such forward looking material.

No Dividends

The Company has not paid, and does not plan to pay, dividends in the foreseeable future, even if it were profitable. Earnings, if any, are expected to be used to expand operations, for advertising and marketing, and for general corporate purposes, rather than to make distributions to shareholders.

Shares Available for Future Sales

The Company has previously issued shares of Common Stock that constitute "restricted securities" as that term is defined in Rule 144 adopted under the Securities Act. Subject to certain restrictions, such securities may generally be sold in limited amounts one year after their acquisition. In August 1999, we issued 1,000,000 shares of Common Stock which will be available for resale in August 2001. In May of 2000 we sold an additional 500,000 shares to a private person which will be available for resale in May of 2000. Limited quantities of these shares will be available for resale into any trading market which may develop for our shares prior to the date shares of Common Stock sold in this offering will be issued. Sales of these restricted securities under rule 144 or otherwise by current shareholders of the Company could have a depressive effect on any trading market for Greatlender shares that may develop.

No Representation of Investors

No independent opinion regarding the fairness of terms on which the Shares are to be sold has been obtained by the Company. Prospective investors will be relying on the disclosures set forth in this Prospectus and on the business and investment background and experience of themselves and any advisors engaged by them as the basis for their investment decision.

No Cumulative Voting

Holders of Common Stock are not entitled to cumulate their votes for the election of directors or otherwise. Even after the all Shares offered hereunder have been issued, the present shareholders of the Company will be able to elect all of the directors of the Company and effectively control the Company's affairs. (See "DESCRIPTION OF SECURITIES.")

Secondary Trading Restrictions

The Company's Common Stock is covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers which sell certain low priced securities of small issuers with limited capital operating revenues and profits (the "Penny Stock Rules"). The Penny Stock Rules impose certain limitations on brokers who wish to sell such securities to their customers, including prohibitions against soliciting trades in such securities, require additional disclosures related to such securities, requiring brokers to approve prospective customers accounts for purchase thereof, and requiring written specific written agreement from the customer related to each such transaction. The Penny Stock Rules may limit the ability of brokers to market Greatlender shares in any trading market which may develop, and may affect the ability of persons now owning or subsequently acquiring the Company's securities to resell such securities in any trading market that may develop.

Loss of Use of Invested Funds During Offering Period

All proceeds from the sale of shares will be held in a separate escrow account until 1,000,000 shares have been sold and $50,000 in gross proceeds from the sale of shares have been received. If 1,000,000 shares are not sold within 120 days after the effective date of the registration statement covering this offering, all sums received as payment for shares will be refunded without interest. In that event, investors will suffer the loss of use of their money for 120 days plus up to an additional 30 days during which refunds of the purchase price will be processed. Any interest or other investment income which may be produced by investment of the funds during that period will be forfeited.

Lack of Market for Greatlender Shares

There is no existing market for Greatlender shares. No assurance can be given that any trading market for our shares will ever develop. The lack of a trading market may make it difficult if not impossible for investors to resell their shares. In that event, investors may be unable to recover the funds they invest in Greatlender shares for a period which cannot be determined. That period may be forever. Even if a trading market does develop, no assurances can be given regarding the prices which may be bid for Greatlender shares or that the volume of trading in such market will permit sale of all or any part of the shares purchased on this offering.

For all of the foregoing reasons and others set forth herein, an investment in these securities involves a high degree of risk. Any person considering an investment in the securities offered hereby should be aware of these and other risk factors set forth in this Prospectus.

ITEM 4.   USE OF PROCEEDS

     We estimate that after the deduction of legal and auditing expenses, miscellaneous unallocated expenses and printing and transfer fees (which will not, in the aggregate exceed $15,700 if the minimum shares are sold, and $16,100 if the maximum shares are sold), net proceeds of the offering will be not less than $34,300 and not more than $83,900. We intend to apply such proceeds in proportions we deem expedient, according to the following general guidelines. The amounts allocated below are estimates only, and we maintain the option of changing such allocations if conditions warrant.

Item                                     Amount if      Amount if
                                         Minimum Sold   Maximum Sold
Gross Amount of Proceeds:                $    50,000    $   100,000
     Legal Fees                          $    10,000    $    10,000
     Auditing Expenses                   $     5,000    $     5,000
     Transfer Fees                       $       300    $       500
     Printing Costs                      $       400    $       600
               Net Proceeds              $    34,300    $    83,900
     Software Production/Equipment       $    20,000    $    35,000
     Marketing                           $    10,000    $    30,000
     Miscellaneous Expenses              $     2,500    $     8,900
     Working Capital                     $     1,800    $    10,000
                      Total              $    34,300    $    83,900

No portion of the proceeds will be used to retire debt, and none of the proceeds will be used to purchase equipment or any other assets or services from any officers, directors or controlling shareholders of Greatlender. We intend to purchase all equipment on the used boat and individual water craft markets in the Ogden-Salt Lake City area, and other related equipment from unrelated retail sellers.

Funds not required for the immediate needs of the Company will be retained in interest bearing accounts and investments in commercial financial institutions until required.

ITEM 5. DETERMINATION OF OFFERING PRICE

The Common Shares offered by this Prospectus are being offered at Five Cents
($.05) per share.   The price at which the Shares are being offered has been
determined by the Company alone and bears no relationship to earnings, asset value, book value or any other recognized criteria of value. We have based number of shares to be offered and the offering price on the total capital structure of the Company, the number of shares held by insiders and their desire to maintain control of a majority of the Company's outstanding shares after this offering has been completed taking into consideration the fact that the Company may determine to offer additional shares for sale to raise additional capital. No federal or state agency has made any finding or determination as to the merits, fairness or suitability for investment of the Shares, nor has any independent third party, such as an investment banking firm or other expert in the valuation of businesses or securities, made an evaluation of the economic potential of the Company. Consequently, an investment in the Shares should only be made by prospective investors who, either directly or through their own professional advisors, have the financial and business knowledge and experience to meaningfully evaluate the merits and risks thereof. Potential investors are urged to seek and obtain independent analysis of the Company and its proposed business operations before making an investment in the Shares.

ITEM 6. DILUTION

     Our net tangible book value on June 30, 2000 was approximately $9,439 or $.0063 per share. "Net tangible book value" is total assets minus the sum of liabilities and intangible assets. "Net tangible book value per share" is net tangible book value divided by the total number of shares outstanding before the offering.

     After giving effect to adjustments relating to the offering, our pro forma net tangible book value on June 30, 2000 would have been $93,339 or $.02666 per share if the maximum number of shares is sold, and $43,739 or $.01750 per share if the minimum number of shares are sold. The adjustments made to determine pro forma net tangible book value per share are the following:

An increase in total assets to reflect the net proceeds of the offering as described under "Use of Proceeds" based on the public offering price of $.05 per share.

The addition of the maximum and minimum number of shares offered by this prospectus, respectively, to the number of shares outstanding.

The following table illustrates the pro forma increase in net tangible book value of $.0105 per share and the dilution (the difference between the offering price per share and net tangible book value per share) to new investors:

Offering price per share     $.05

Net tangible book value per share as of June 30, 2000:       $.0063
Increase in net tangible book value
per share attributable to the offering
     If the minimum is sold                                  $.01120
     If the maximum is sold                                  $.02036

Pro forma net tangible book value
per share as of June 30, 2000 after
giving effect to the offering
     If the minimum is sold                                 $.01750
     If the maximum is sold                                 $.02667

Dilution per share to new investors
in the offering
     If the minimum is sold                                 $.03250
     If the maximum is sold                                 $.02333

The following table shows the difference between existing stockholders and new investors with respect to the number of shares purchased from us, the total consideration paid and the average price paid per share based on an offering price of $.05 per share for the shares offered hereby.

                                             Total Cash
                                             Consideration
                        Shares     Purchased Paid           Average Price
                        Number     Percent   Amount         Percent Per
Share
Existing Stockholders  1,500,000   100%      $ 10,000       100.0%  $ .00667
New Investors
     If Minimum Sold   1,000,000    40%      $ 50,000       83.33%   $ .05
     If Maximum Sold   2,000,000    57%$      100,000       90.90%   $ .05

ITEM 7. SELLING SECURITY HOLDERS

No shares offered hereby are shares owned beneficially or of record by any stockholders. All shares offered hereby are authorized, but unissued shares of the Company.

ITEM 8.  PLAN OF DISTRIBUTION

At the present time we intend to attempt to sell the shares offered hereby through the efforts of officers and directors of the Company, both by providing notice of the offering on our website and by word of mouth. Officers and directors will be paid no compensation in connection with the placement of any shares. No underwriter or brokerage firm has agreed to act as underwriter of the shares offered hereby, and no such underwriter or broker
has agreed to either buy any of the shares or sell any of them.   The period
of the offering will be 120 days from the effective date of the registration statement on Form SB-2 which Greatlender has filed in connection with the offering. All subscriptions received may be revoked, and all fund received as consideration for shares will be held in escrow until the minimum 1,000,000 shares shall have been subscribed, and full payment therefor received. If the minimum of 1,000,000 shares has not been sold and if full payment for not less than 1,000,000 has not been received within the offering period, management will, within thirty (30) days of the end of the offering period, ascertain the sums tendered by each subscriber and draw checks on the escrow account payable to them in the amounts tendered and refund all sums tendered by investors by mailing the checks to the addresses stated on the subscription agreements.
No interest will be paid on these funds. If our officers and directors perceive that they will be unable to sell the minimum 1,000,000 shares within the offering period, we reserve the right to employ securities broker dealers or employ registered agents licensed to act as such in various states to sell the shares. In that event, we may pay commissions of up to 10% on all sales effected by brokers or agents.

     The officers and directors who will be involved in selling stock on this offering will be Robert Karz and Joe Thomas. We believe that Messrs. Karz and Thomas, both associated persons of the issuer, will not be deemed to be acting as brokers as a result of their sale of shares on the offering as a result of the provisions of Securities and Exchange Commission Rule 3a4-1(a)(4)(ii) promulgated under the Securities Exchange Act of 1934 (17 C.F.R.) sect. 240.314-1(a)(4)(ii). The facts which we believe support this position are that (a) both Karz and Thomas primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, that is: both will be involved on a day to day basis in the operations of Greatlender. (b) Neither Karz nor Thomas was a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
(c) Neither Karz nor Thomas has participated or will participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)94)(1) or (a)(4)(iii) of Rule 314-1.

Messrs. Karz and Thomas expect to attempt to sell the shares by placing notice of the offering on the Greatlender.com website and inviting indications of interest from that source, anticipating that a prospectus will be delivered to each person who expresses an interest in the offering. They also intend to speak to friends, associates and others who have expressed an interest in the Company in an effort to place shares. Subscriptions may be accepted from officers, directors or controlling stockholders of Greatlender for up to ten percent (10%) of the total shares offered.

ITEM 9. LEGAL PROCEEDINGS

     There are no pending legal proceedings against Greatlender.com, Inc. and we are not aware that any person or governmental or administrative agency has threatened any such action, or has any reason to bring such an action. We are not aware of any unasserted claims against the Company.

ITEM 10.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following persons are our executive officers and directors and should because they conceived of forming the Company and initiating its business plan and provided the capital necessary to those purposes, be deemed to be promoters and control persons of the Company.

Name                      Age   Position              Offices held
Joe D. Thomas             46    President, Director   Inception

Robert M. Karz            40    Vice-President        Inception
                                Secretary, Director

The educational and business history of our officers and directors is as follows.

Joe D. Thomas, age 46, is the president, chief executive officer, secretary, treasurer and director of the Company. Mr. Thomas since June 1992 has been the owner and vice-president of Intermountain Mortgage Company located in

Park City, Utah which specialized in residential loans. Prior to starting Intermountain Mortgage Company, Mr. Thomas was the chief financial officer for Rightfit Sports from September 1991 to June 30, 1992. For eight years prior to joining Rightfit Sports Mr. Thomas work in his own CPA firm in Salt Lake City, Utah. Mr. Thomas began his professional career with the accounting firm of Touche Ross. Mr. Thomas graduated from Westminister College in Salt Lake City, Utah with a B.S. degree in 1976 and from the University of Utah with an M.B.A. in 1979.

Rob M. Karz, age 40, Vice President and a Director of Greatlender has, since July 1992, has acted as president and co-founder of Intermountain Mortgage Company located in Park City and Salt Lake City, Utah. Prior to forming Intermountain Mortgage Company, Mr. Karz was involved in the real estate and mortgage business with local and national companies. Mr. Karz received a bachelor of arts degree from Gettysburg College in 1981.

During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of the
Company:

     (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

     (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

          (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;

          (ii)     engaging in any type of business practice; or

          (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

     (4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

     (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated.

     (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth as of June 30, 2000, the name and the number of shares of the Company's Common Stock, par value $0.001 per share, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 1,000,000 issued and outstanding shares of the Company's Common Stock, and the name and shareholdings of each director and of all officers and directors as a group and a pro forma presentation of the share holdings of officers, directors and nominees assuming the issuance of an additional 1,000,000 and the sale of the maximum offering of 2,000,000 Shares in this Offering.

                         Amount and    Proforma          Proforma
                         Nature of     Assuming          Assuming
Title       Name of      Beneficial    Percent    1,000,000     2,000,000
of Class    Beneficial   Ownership(1)  of Class   Shares sold   Shares Sold

Management:
Common      Joe Thomas    500,000        33.3%      20.0%        14.3%

Common      Robert Karz   500,000        33.3%      20.0%        14.3%

All Officers,
Directors and
Nominees as a
Group (2 persons)       1,000,000        66.6%      40.0%        28.6%

Principal Shareholder:

Common   Harvey Carmichael 500,000       33.3%      20.0%        14.3%

ITEM 12.  DESCRIPTION OF SECURITIES
The Company is authorized to issue 50,000,000 shares of Common Stock, par value $0.001 per share.

Common Stock

The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any persons to the board of directors. The Company's bylaws provide that a majority of the issued and outstanding shares of the Company constitutes a quorum for shareholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Holders of Common Stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

Preferred Stock

Shares of Preferred Stock may be issued in one or more series or classes, with each series or class having the rights and privileges respecting voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series as determined by the board of directors at the time of issuance. There are several possible uses for shares of Preferred Stock, including expediting financing and minimizing the impact of a hostile takeover attempt. The Company has no present plans to issue any new shares of Preferred Stock.

Authority to Issue Stock

The board of directors has the authority to issue the authorized but unissued shares of Common Stock without action by the shareholders. The issuance of such shares would reduce the percentage ownership held by persons purchasing Shares in this Offering and may dilute the book value of the then existing shareholders.

Shares Eligible for Future Sale

In August 1999 the Company issued 1,000,000 shares to individuals on the formation of the Company. All of such shares are "restricted securities" as defined under rule 144 promulgated under the Securities Act. Rule 144 provides, in essence, that as long as there is publicly available current information about the Company, restricted securities for which a period of one year has lapsed since the later of the date of acquisition from the issuer or from an affiliate of the issuer may sell in each 90 day period, providing he is not a part of a group acting in concert, an amount equal to the greater of the average weekly trading volume of the stock during the four calendar weeks preceding the sale or 1% of the Company's issued and outstanding Common Stock, provided that the seller meets the other conditions of Rule 144 respecting manner of sale, filing a notice with the Securities and Exchange Commission and other items. Consequently, in August 2000, the 1,000,000 shares held by current shareholders, including officers and directors, may become eligible for resale.

The potential for sale of restricted securities may have a depressive effect on any trading market that may exist for the Company's Common Stock.

Registrar and Transfer Agent

The Company acts as its own transfer agent. Upon the closing of the Offering the Company will use Interwest Stock Transfer Company in Salt Lake City, Utah.

ITEM 13.  INTEREST OF NAMED EXPERTS AND COUNSEL

     No expert or counsel to the Company has been hired on a contingent basis, will receive a direct or indirect interest in the Company, or was or will be a promoter, underwriter, voting trustee, director, officer or employee
of the Company.   Legal services in connection with the offering were
provided
by James N. Barber, Esq., Suite 100, Bank One Tower, 50 West Broadway, Salt Lake City, UT 84101, and David T. Thomson, P.C., C.P.A. has audited the financial statements included herein.

ITEM 14. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.
Article IX of the Articles of Incorporation of Greatlender require the corporation to indemnify each director and officer against all liabilities and expenses reasonably incurred in connection with any action, suit or proceeding to which he may be made a party because of the fact that he is or was a director or officer of the corporation to the full extent permitted by Nevada law. The corporation may advance expenses incurred in defense of any such claims if the subject officers or directors sign an undertaking to repay those amounts if it is determined by a court of competent jurisdiction that he is not entitle to be indemnified by Greatlender.

Greatlender has been advised that in the opinion of the Securities and Exchange Commission indemnification of officers and directors for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Act and is, therefore, unenforceable. Greatlender has undertaken that in the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precendent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

In August of 1999 Joe Thomas and Robert Karz, officers, directors founders and promoters of the Company, acting as the Board of Directors of the Company, adopted a resolution awarding 500,000 common shares of the Company to each of them as compensation for their services in forming the Company, conceiving its business plan, and providing $5,000 in initial capital to accomplish those tasks.

On May 25, 2000 the Board authorized the sale of an additional 500,000 common shares to Harvey Carmichael at $.01 per share for total consideration of $5,000 in cash.

These transactions were not entered into at arms length. The number of shares issued was without regard to the actual value of the services performed and the cash, received for them. Nevertheless, the Board valued the cash and services of each recipient of shares in excess of $500, the par value of the stock.

ITEM 16.  DESCRIPTION OF BUSINESS

The Company was originally conceived of as a full online mortgage broker by Robert Karz and Joe Thomas, principals in Intermountain Mortgage Company of Park City, Utah. Upon further reflection, however, the founders decided that since they were already involved in a licensed mortgage company which relied on realtors and housing contractors for business leads, it would be wasteful and unnecessary to duplicate the structure of that business for the sole purpose of establishing an internet mortgage placement service. Accordingly, they formed Greatlender.com, Inc. for the sole purpose of creating an attractive web site to attract consumer mortgage business, and caused it to enter into an agreement by which Greatlender contracted the services of Intermountain Mortgage Company in processing the applications received via Greatlender's internet web site and placing them with mortgage lenders for a fee of one-half point of the loan amount, that is, a fee of approximately .5% (.005) of the face value of each mortgage sold. A copy of this agreement is found as an exhibit to this Prospectus.

With the development of the Internet, and its access to a nationwide market from one location, and the cost savings which can be obtained by not having to pay commissions to mortgage brokers, the online mortgage banking business is able to offer lower rates and fees than the traditional mortgage banking business.

     Greatlender and Intermountain feel now is the time for it to create an online mortgage business. There is presently tremendous interest in online mortgage banking from the public as newspaper and television stories are presented on the new industry. Additionally, several of the large national online mortgage businesses are advertising on the advantage of obtaining a mortgage over the Internet. This has created an existing interest in consumers which the Company hopes to capitalize upon and to use the knowledge learned through the founders experience with Intermountain.

Marketing

The most difficult task facing the Company will be competing against the large advertising dollars being spent by other online mortgage banking companies. One of the difficulties in establishing a successful Internet site is directing potential customers to a site. With the expansion of Internet commerce, there is tremendous competition for customers and establishing a brand name. Because of this competition for customers, much of the initial business attention from Internet companies is on brand recognition and advertising rather than generating profits. This brand recognition has created a situation where advertising has become costly over the Internet as well as with traditional media.

The Company hopes to be able to compete by using many of its current advertising methods and focusing on local levels to generate initial interest and revenue in the Company. As well as seeking applications online, Greatlender will continue to focus on developing online access to real estate professionals including real estate agents who have the most contact with home buyers in marketing the Company's services. Media advertising will be focused on local areas where the Company is expanding its operations. Initial advertising will be aimed at the local real estate sections of newspapers and when justified local television. Additionally, the Company will use mailings to contractors and real estate professionals to show them the advantages their clients can receive by using the Company's services.

The Company's success will be dependent on attracting customers to this new method of obtaining a mortgage loan. The Company is hopeful that the reduced fees associated with using an online mortgage broker will encourage many real estate professionals to refer their clientele to the Company. The Company's biggest obstacle will be from other online mortgage brokers who are either themselves larger than the Company or are a subsidiary of a large company. These companies will be able to generate far more traffic to their site. The Company is hopeful, however, by focusing on the fundamentals of its business and keeping its cost low it will be able to offer competitive rates on fees which should encourage customers to chose its services.

Trademarks

The Company intends to apply for trademark protection on its name as well as that of any subsidiaries it forms. The Company has secured the domain name "Greatlender.com."

Seasonality

The mortgage business tends to be somewhat secular with the spring and summer months being busier as people tend to wait until school is out prior to any moves. As the Company expands into the secondary mortgage area offering seconds and other loan packages, the seasonality should be alleviated.

Regulations

There are not significant regulations covering the mortgage industry at this time. The mortgage industry is generally handled on a state by state regulatory basis with each state imposing its own licensing requirements. Intermountain Mortgage Company is fully licensed to operate as a mortgage company in Utah. Accordingly, Greatlender intends to initially offer mortgages in the States of Utah. The State of Nevada requirements are substantially more complicated but Intermountain and Greatlender, if we are advised that it too must be licensed, does not foresee any problems with obtaining the necessary licenses. There can be no assurance that regulations will not develop in the future that will change the Company's ability to engage in the mortgage industry or that will negatively affect the Company's profitability in the future.

Competition

The Company faces competition from local mortgage companies and from large national mortgage companies and upstarts which have substantial financial backing. With the national capabilities of the Internet, the Company will be competing against companies in its own geographical location and with companies across the nation. Essentially, once proper licenses are obtained, a company in any geographical location in the United States will be able to compete against the Company. The Company feels it is still to early to foresee how the competition will affect its business. One issue the Company is concerned about is statistics that suggest small retailers will account for only 9% of Internet commerce. This indicates that either the small retailer is not yet embracing the Internet or doing so ineffective or that the large dollars being spent on Internet commerce by the larger competitors is garnishing the lion share of Internet commerce. The Company feels until its business model is tried for a period of time it is to early to predict its success.

Facilities

The Company will initially utilize space provided by a related corporation, Intermountain Mortgage. The facilities will initially be available upon a rent free basis until the Company is in an operational position. Once operational, the Company will be allocated a portion of Intermountain's rent overhead based on the portion of the facility utilized. Currently, Intermountain pays $14.50 per square foot. As its operations expand and as warranted, the Company will lease separate office space. The Company hopes to keep its overhead down and does not anticipate leasing grade A office space. Instead, the Company will focus on office space aimed at handling high volume of calls and computer terminals. Greatlender presently has no employees and is operated exclusively by its officers. This situation will persist during the foreseeable future until we generate sufficient revenues from operation to pay employees to deal exclusively with the internet referrals and applications we hope to generate.

ITEM 17.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Greatlender.com, Inc. is a start-up corporation which has conducted no active business operations. The Company's founders are owners, officers and directors of an existing commercial mortgage corporation whose business is to find mortgage loans for retail commercial and residential borrowers. Management has seen the development of a significant shift in the mortgage business to Internet based operations who advertise their services on dedicated Internet web pages, communicate with potential retail customers via e-mail and through direct telephonic communications, and who obtain application documents through the Internet. Thereupon, they attempt to place mortgage loans for these customers through banks, savings and loans and other commercial mortgage providers, charging a fee for the placement services.

Over the last two years there has been a significant shift of the mortgage origination business to the Internet, and the Company's founders believe Internet mortgage operations can provide a fair return on capital expended to register mortgage-related web sites, develop attractive web pages and provide the minimal computer hardware and appropriate software to be used in communicating with customers and placing their applications with qualified lenders.

Because the cash outlays will be modest, management believes the Company can operate for no less than one year if the minimum number of shares offered hereby are sold. If that minimum is not reached, all money received from investors will be returned, without interest. Management is prepared to fund the Company's operations until it can be ascertained whether the minimum number of shares offered hereby can be sold.

We do not contemplate spending significant sums on research and development in excess of amounts necessary to establish an attractive format for the Greatlender.com web site. The business of the Company will be conducted by its founder, officers and directors.

DESCRIPTION OF PROPERTY

We do not own any interests in real property. The Company operates out of rented premises located at 3191 South Valley Street, #201, Salt Lake City, UT 84109 on a month-to-month tenancy. Since the Company's business will all be done via telephone and over the Internet, no substantial business presence is required. The Company owns computer equipment adequate to serve its needs.

We do not anticipate investing in real estate or interests in real estate, real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The only transactions between the Company and its officers, directors, control stockholders, or any nominee for election as a directors were the transactions by which 500,000 common shares were issued to Joe Thomas and 500,000 shares were issued to Robert Karz for their services in founding the corporation, the services it is anticipated they will provide to the corporation, and $5,000 cash. On May 25, 2000 the Board authorized the sale of an additional 500,000 common shares to Harvey Carmichael in exchange for $5,000 cash.
These transactions were not entered into at arms length. The number of shares issued to the founders was determined on the basis of the $.001 par value of the shares, the fact that the founders formed the corporation and conceived, and will execute its business plan, and their desire to retain control of the Company after sale of the shares offered hereby to raise start-up capital. The Board of Directors valued the services performed, and to be performed, and the cash consideration by the founders, and the capital contributed by Mr. Carmichael, who is a loan officer at Intermountain Mortgage, at a sum in excess of the par value of the shares issued to them.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
There is presently no market for common shares of Greatlender.com, Inc. The shares are not now, and have never been traded on any securities exchange or other market, and no assurance can be given that a trading market in Greatlender shares will ever develop. See "Risk Factors" herein. There are no existing options or warrants entitling any person to purchase common shares of
Greatlender. There are 1,500,000 common shares which will be eligible to be sold, in limited quantities, beginning in June of 2001. Sale of any substantial number of these shares could have a substantial depressive effect on the bid price of Greatlender shares in any market which might develop. Greatlender has not agreed to register any of the outstanding common shares of the Company under the Securities Act of 1933. At the present time, all of our outstanding shares are held by three (3) beneficial owners. No dividends on common shares have been declared since Greatlender was organized and, though are no restrictions on our ability to declare dividends, the Board does not intend to declare dividends on common shares in the foreseeable future either in cash or common shares. There are no common shares of Greatlender which are being or which have proposed to be issued, the offering of which could have a material effect on the price of Greatlender common shares in any market for such shares which may develop.

EXECUTIVE COMPENSATION

     At this time none of our officers or directors are receiving any remuneration.

     There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation pursuant to any presently existing plan provided or contributed to by the Company. No remuneration is proposed to be paid to any officer or director pursuant to any existing plan. The Board of Directors will consider paying reasonable compensation to officers and directors who perform the Company's business, but will do so only out of operating revenues, should any such revenues be receive.

FINANCIAL STATEMENTS

                           GREATLENDER.COM, INC.
                       (A Development Stage Company)

                           FINANCIAL STATEMENTS

                   FOR THE YEAR ENDED DECEMBER 31, 2000

                                 AND

           FROM INCEPTION (AUGUST 13, 1999) TO DECEMBER 31, 1999

                                 WITH

                      INDEPENDENT AUDITOR'S REPORT

                                 GREATLENDER.COM, INC.
                            (A Development Stage Company)


CONTENTS


                                                             PAGE


Independent Auditor's Report                                       1

Balance Sheets                                                     2

Statements of Operations                                           3

Statement of Stockholders' Equity                                  4

Statements of Cash Flows                                           5

Notes to Financial Statements                                      6

David T. Thomson PC
   PO Box 571605
   Murray, UT 84157
   801-966-9481

Independent Auditor's Report

Board of Directors
Greatlender.com, Inc.


I have audited the accompanying balance sheets of Greatlender.com, Inc. (a development stage company) as of December 31, 2000 and 1999 and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2000, from inception (August 13, 1999) to December 31, 1999 and from inception to December 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greatlender.com, Inc. (a development stage company) as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000, from inception (August 13, 1999) to December 31, 1999 and from inception to December 31, 2000 in conformity with generally accepted accounting principles.

As discussed on Note 1, the Company has been in the development stage since its inception on August 13, 1999. The Company has limited operating capital with current assets exceeding current liabilities by $4,436 and no operations.
Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.


/s/ David T. Thomson, PC

Salt Lake City, Utah
March 6, 2001

                           GREATLENDER.COM, INC.
                      (A Development Stage Company)
                              BALANCE SHEET

ASSETS

                                            December 31,    December 31,
                                                2000           1999

CURRENT ASSETS:
     Cash on hand                                $4,436        $1,617
               Total Current Assets               4,436         1,617

OTHER ASSETS
     Deferred offering costs                      4,918         3,508

TOTAL ASSETS                                     $9,354        $5,125

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                               $0           $686
               Total Current Liabilities             0            686

STOCKHOLDERS' EQUITY:
  Preferred stock; $.001 par value, 5,000,000
   shares authorized, no shares issued and
   outstanding                                       0              0
  Common stock; $.001 par value, 50,000,000
   shares authorized, 1,500,000 and 1,000,000
   shares issued and outstanding respectively     1,500         1,000
  Additional paid-in capital                      8,500         4,000
  Earnings (deficit) accumulated during the
   development stage                               (646)         (561)
             Total Stockholders' Equity           9,354         4,439

TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY      $9,354        $5,125






  The accompanying notes are an integral part of these financial statements

                               GREATLENDER.COM, INC.
                         (A Development Stage Company)
                            STATEMENT OF OPERATIONS

                                                From               From
                                 For the      Inception         Inception
                               Year Ended  (August 13, 1999) (August 13, 1999)
                              December 31,  to December 31,     December 31,
                                 2000            1999              2000

REVENUE                            $0             $0                $0

EXPENSES
    Bank charges                    0              14               14
    Professional fees              85             547              632
          Total expenses           85             561              646

NET INCOME (LOSS)                $(85)          $(561)           $(646)

EARNINGS (LOSS) PER SHARE       $0.00            $0.00           $0.00


  The accompanying notes are an integral part of these financial statements.

                               GREATLENDER.COM, INC.
                         (A Development Stage Company)
                           STATEMENT OF CASH  FLOWS

                                                From               From
                                 For the      Inception         Inception
                               Year Ended  (August 13, 1999) (August 13, 1999)
                              December 31,  to December 31,     December 31,
                                 2000            1999              2000

CASH FLOWS FROM OPERATING ACTIVITIES:
Cash paid for expenses             $(771)         $(561)            $(646)
  Total cash used in
   operating activities             (771)          (561)             (646)

CASH FLOW FROM INVESTING
  ACTIVITIES:                          0              0                 0

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock
 for cash                          5,000          5,000            10,000
Cash paid for deferred
 offering costs                   (1,410)        (2,822)           (4,918)
   Total cash provided by
    financing activities           3,590          2,178             5,082

NET INCREASE (DECREASE) IN CASH    2,819          1,617             4,436
CASH - BEGINNING OF PERIOD         1,617              0                 0
CASH - END OF PERIOD              $4,436         $1,617            $4,436

RECONCILIATION OF NET INCOME
 (LOSS) TO NET CASH PROVIDED
 (USED) BY OPERATING ACTIVITIES

NET INCOME (LOSS)                   $(85)         $(561)            $(646)

Adjustment to reconcile net
 income (loss) to net cash
 provided (used) by operating
 activities
  Changes in assets and
  liabilities
    Increase (decrease)
    in accounts payable            (686)              0                0
      Total Adjustments            (686)              0                0

NET CASH PROVIDED (USED) BY
  OPERATING ACTIVITIES            $(771)          $(561)           $(646)
NONCASH TRANSACTIONS
  Deferred offering costs
  paid on account                    $0            $686            $0
  The accompanying notes are an integral part of these financial statements

                          GREATLENDER.COM, INC.
                      (A Development Stage Company)
                    STATEMENT OF STOCKHOLDERS' EQUITY

                                                                From
                                                                Inception
                                Common Stock    Additional   (August 13, 1999)
                                                 Paid-in      to December 31,
                             Shares     Amount     Capital          2000


BALANCE, August 13, 1999
 (inception)                      0         $0           $0           $0

Shares issued for cash
 at $.005 per share,
 August 13, 1999          1,000,000      1,000        4,000            0

Net income (loss) from
 August 13, 1999
 (inception)
 to December 31, 1999             0          0            0          (561)

BALANCE,
 December 31, 1999        1,000,000      1,000        4,000          (561)

Shares issued for cash
 at $.01 per share,
 May 25, 2000               500,000        500        4,500             0

Net income (loss)
 for the year ended
 December 31,  2000               0          0            0           (85)

BALANCE,
 December 31, 2000        1,500,000     $1,500       $8,500         $(646)

  The accompanying notes are an integral part of these financial statements

                           GREATLENDER.COM, INC.
                      (A Development Stage Company)
                      NOTES TO FINANCIAL STATEMENTS

NOTE   1  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Greatlender.com, Inc. (The Company) was organized under the laws of the State of Nevada on August 13, 1999 and has elected a fiscal year end of December 31st . The Company was formed to pursue the development of an internet based mortgage company. The Company believes that now is the time to establish a brand present on the internet for mortgage loans. The Company has not commenced planned principle operations and is considered a development stage company as defined in SFAS No. 7. The Company, has at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of The Company and other relevant factors.

     Net Earnings Per Share - The computation of net income (loss) per share of common stock is based on the weighted average number of shares outstanding during the period presented.

Income Taxes - Due to no operations or net income at December 31, 2000 and 1999, no provisions for income taxes has been made. There are no deferred income taxes resulting from income and expense items being reported for financial accounting and tax reporting purposes in different periods.

Cash and Cash Equivalents - For purposes of the statement of cash flows, The
Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company has had no noncash investing or financing activities.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE   2  -  COMMON STOCK TRANSACTIONS

The Company on August 13, 1999 (inception) issued 1,000,000 of $.001 par value common stock for $5,000. On May 25, 2000, The Company sold 500,000 shares of its $.001 par value common stock to an individual at $.01 per share for a total of $5,000.

NOTE    3  -  RELATED PARTY TRANSACTIONS

     An officer is providing free office space to The Company, the free rent was determined to have only nominal value. The Company has no employees. From Inception to December 31, 2000, no compensation has been paid or accrued to any officers or directors of the Corporation because it is of a nominal value.

                              GREATLENDER.COM, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE   4   -   PROPOSED LIMITED OFFERING OF THE COMPANY'S COMMON  STOCK

The Company is in the process of preparing a Registration Statement on form SB-2 under the Securities Act of 1933, for the sale of its common. Under the offering, The Company will sell a minimum of 700,000 shares of common stock at a price of $.05 per share for $35,000 up to a maximum of 2,000,000 shares of common stock at $.05 per share for $100,000. The stock is being offered by The
Company directly on a best efforts, minimum 700,000 shares to a maximum 2,000,000 shares basis with no commissions received by any person. The company estimates the direct costs of the offering to be $10,000. The length of the offering is for 180 days and the length can be extend by The Company for up to an additional 30 days.

NOTE   5   -   INCOME TAXES

At December 31, 2000 and 1999, The Company had net federal operating losses
(NOL) of $646 and $561 respectively, which can be carried forward to offset operating income. The NOL's will expire in the years 2020 and 2019. Valuation allowances of $97 and $84 have been established for the deferred tax assets associated with the above NOL's for December 31, 2000 and 1999 respectively. The change in the NOL allowance for 2000 was $13.

ITEM 23.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

     Since Greatlender.com, Inc. was formed, the principal independent accountant for the Company has neither resigned or declined to stand for reelection, or has any accountant been dismissed. There have been no disagreements between the Company and its auditor on any manner of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused the auditor to make reference to the subject matter of the disagreement in connection with its report.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles of Incorporation state the following:

ARTICLE X
LIMITATION ON DIRECTORS LIABILITY

     To the full extent permitted by the Nevada Revised Statutes, directors and officers of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of their fiduciary duty as a director or officer, except for damages resulting from (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; (b) the payment of distribution in violation of section 78.300 of the Nevada Revised Statutes, as it may be amended from time to time, or any successor statute thereto.

ARTICLE XI
NO LIMITATIONS ON VOTING RIGHTS

     To the extent permissible under the applicable law of any jurisdiction to which the Corporation may become subject by reason of the conduct of business, the ownership of assets, the residence of shareholders, the location of offices or facilities, or any other item, the Corporation elects not to be governed by the provisions of any statute that (i) limits, restricts, modifies, suspends, terminates, or otherwise effects the rights of any shareholder to cast one vote for each share of Common Stock registered in the name of such shareholder on the books of the Corporation, without regard to whether such shares were acquired directly from the Corporation or from any other person and without regard to whether such shareholder has the power to exercise or direct the exercise of voting power over any specific fraction of the shares of Common Stock of the Corporation issued and outstanding or (ii) grants to any shareholder the right to have his or her stock redeemed or purchased by the Corporation or any other shareholder of the Corporation. Without limiting the generality of the foregoing, the Corporation expressly elects not to be governed by or be subject to the provisions of sections
78.378 through 78.3793 of the Nevada Revised Statutes or any similar or successor statutes adopted by any state which may be deemed to apply to the Corporation from time to time.

Article V of the By Laws state the following:

ARTICLE V
INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS, AND EMPLOYEES

     Section 5.1 Indemnification of Directors. The corporation shall indemnify any individual made a party to a proceeding because such individual was a director of the corporation to the extent permitted by and in accordance with section 16-10a-901, et seq. of the Act or any amendments of successor sections of like tenor.

     Section 5.2 Advance Expenses for Directors. To the extent permitted by section 16-10a-904 of the Act or any section of like tenor as amended from time to time, the corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if:

          (a) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the Act;

          (b) the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay advances if it is ultimately determined that he did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment); and

          (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under section 5.1 of this Article V or section 16-10a-901 through section 16-10a-909 of the Act or similar sections of like tenor as from time to time amended.

     Section 5.3 Indemnification of Officers, Agents, and Employees Who are not Directors. Unless otherwise provided in the articles of incorporation, the board of directors may authorize the corporation to indemnify and advance expenses to any officer, employee, or agent of the corporation who is not a director of the corporation, to the extent permitted by the Act.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

On August 15, 1999, the Board of Directors authorized the issuance of 500,000 common shares each to Joe Thomas and Robert Karz, officers, directors and
founders of the Company.   On May 25, 2000, the Board authorized the sale of
an additional 500,000 common shares to Harvey Carmichael for $5,000 cash. These shares were issued without registration under the Securities Act of 1933 (the "1933 Act") in reliance on Section 4(2) of the 1933 Act which exempts transactions by an issuer not involving any public offering from the registration requirements of the Act. The Company relies on the following facts to support its claim to entitlement of that exemption.

     1. The officers and directors who are purchasing shares are fully apprized of the fact that the Company has no significant assets, has conducted no business, and is a start-up venture with nothing more than a speculative business plan.

     2. As a result of the foregoing, the purchasers of these shares are not in need of the protection which would be afforded by registration under the Securities Act of 1933.

     3. The purchasers have been advised that the shares, when issued, will be "restricted securities" as that phrase is defined by paragraph (a) of SEC Rule 144 under the Act, and that in order for them to resell all or any part of the shares, they will be required to abide by the conditions set forth in that Rule.

     4. The purchasers have acknowledged that they purchased the shares for their own accounts, for investment, not with a view to distribution.

     5. Each of the purchasers has consented to the imposition of a legend on the face of the certificates representing his shares to the effect that the same may not be resold without registration or the availability of an exemption from registration, and further consented to the placement of stop-transfer orders against the shares until the Company is satisfied that they are either subject to a registration statement under the Act or may be sold pursuant to some applicable exemption from registration.

     The shares were sold by management without the use of an underwriter. No commissions were paid.

     There have been no additional sales of shares of the Company.

ITEM 27.  EXHIBITS

     The Exhibits required by Item 601 of Regulation S-B and an index thereto, are attached. Included in these Exhibits are the Certificate of Incorporation, Bylaws, legal opinion by James N. Barber, corporate counsel for the Company, consent and opinion of accountant.

ITEM 28.  UNDERTAKINGS

     The undersigned registrant hereby undertakes to:

     (a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act.

               (ii) Reflect in the prospectus any facts or events which individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee " table in the effective registration statement.

               (iii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registrations statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregated, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iv) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1922 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX OF EXHIBITS
Name of Exhibit                                 Exhibit No.
Certificate of Incorporation                    Exhibit 3.(i)
By-laws                                         Exhibit 3.(ii)
Legal Opinion of James N. Barber                Exhibit 5
Consents of Counsel and experts                 Exhibit 23

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, On May 1, 2001

GREATLENDER.COM, INC.

By: /s/ Joe Thomas
    Joe Thomas, President

SPECIAL POWER OF ATTORNEY
     The undersigned constitute and appoint Joe Thomas his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

GREATLENDER.COM, INC.

/s/ Robert Karz
Robert Karz
Secretary/Treasurer and Director.

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

Name               Title                               Date
 Joe Thomas,       President, CEO,
                   Director                     Date: April 17, 2001
/s/ Joe Thomas
Joe Thomas


Secretary, Treasurer, Director      Date: April 17, 2001
/s/ Robert Karz
Robert Karz

EXHIBIT 3.(i)

     ARTICLES OF INCORPORATION
     OF
     GREATLENDER.COM, INC.

     The undersigned incorporator, being a natural person more than eighteen
(18) years of age and acting as the sole incorporator of the above-named corporation (hereinafter referred to as the "Corporation") hereby adopts the following Articles of Incorporation for the Corporation.

     ARTICLE I
     NAME
     The name of the Corporation shall be:  Greatlender.com, Inc.

     ARTICLE II
     PERIOD OF DURATION

     The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

     ARTICLE III
     PURPOSES

     The Corporation is organized for the purpose conducting any lawful business for which a corporation may be organized under the laws of the State of Nevada.

     ARTICLE IV
     AUTHORIZED SHARES

     The Corporation is authorized to issue a total of 55,000,000 shares, consisting of 5,000,000 shares of preferred stock having a par value of $0.001 per share (hereinafter referred to as "Preferred Stock") and 50,000,000 shares of common stock having a par value $0.001 per share (hereinafter referred to as "Common Stock"). Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Nevada Revised Statutes, to:

          (a) designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

          (b) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

          (c) alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

          (d) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock. Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

     ARTICLE V
     NON-ACCESSIBILITY FOR DEBTS OF CORPORATION

     After the amount of the subscription price, the purchase price, or the par value of the stock of any class or series is paid into the Corporation, owners or holders of shares of any stock in the Corporation may never be assessed to pay the debts of the Corporation.

     ARTICLE VI
     NO CUMULATIVE VOTING

     Except as may otherwise be required by law, these articles of incorporation, or the provisions of the resolution or resolutions as may be adopted by the board of directors pursuant to Article IV of these articles of incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required to be taken, the holders of Common Stock shall have one vote per share of Common Stock held. Cumulative Voting on the election of directors or on any other matter submitted to the stockholders shall not be permitted.

     ARTICLE VII
     NO PREEMPTIVE RIGHTS

     No holder of any of the shares of any class or series of stock or of options, warrants, or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series of any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures, or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any rights to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock, or securities convertible into or exchangeable for stock carrying any right to purchase stock may be issued and disposed of pursuant to an appropriate resolution of the board of directors to such persons, firms, corporations, or associations and on such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

     ARTICLE VIII
     TRANSACTIONS WITH OFFICERS AND DIRECTORS
          No contract or other transaction between the Corporation and one or more or its directors or officers, or between the Corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, is void or voidable solely for this reason or solely because any such director or officer is present at the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for that purpose, if the circumstances specified in any of the following paragraphs exist:
          (a) The fact of the common directorship, office or financial interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors;
          (b) The fact of the common directorship, office or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders; or
          (c) The contract or transaction is fair as to the Corporation at the time it is authorized or approved.

     ARTICLE IX
     INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHERS

     (a) The Corporation shall indemnify each director and officer of the Corporation and their respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which he may be made a party by reason of the fact that he is or was a director or officer of the Corporation, to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

     (b) The Corporation may indemnify each director, officer, employee, or agent of the Corporation and their respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which such person may be made a party by reason of such person being, or having been, a director, officer, employee, or agent of the Corporation, to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended.

ARTICLE X
LIMITATION ON DIRECTORS LIABILITY

     To the full extent permitted by the Nevada Revised Statutes, directors and officers of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of their fiduciary duty as a director or officer, except for damages resulting from (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; (b) the payment of distribution in violation of section 78.300 of the Nevada Revised Statutes, as it may be amended from time to time, or any successor statute thereto.

ARTICLE XI
NO LIMITATIONS ON VOTING RIGHTS

     To the extent permissible under the applicable law of any jurisdiction to which the Corporation may become subject by reason of the conduct of business, the ownership of assets, the residence of shareholders, the location of offices or facilities, or any other item, the Corporation elects not to be governed by the provisions of any statute that (i) limits, restricts, modifies, suspends, terminates, or otherwise effects the rights of any shareholder to cast one vote for each share of Common Stock registered in the name of such shareholder on the books of the Corporation, without regard to whether such shares were acquired directly from the Corporation or from any other person and without regard to whether such shareholder has the power to exercise or direct the exercise of voting power over any specific fraction of the shares of Common Stock of the Corporation issued and outstanding or (ii) grants to any shareholder the right to have his or her stock redeemed or purchased by the Corporation or any other shareholder of the Corporation. Without limiting the generality of the foregoing, the Corporation expressly elects not to be governed by or be subject to the provisions of sections
78.378 through 78.3793 of the Nevada Revised Statutes or any similar or successor statutes adopted by any state which may be deemed to apply to the Corporation from time to time.

     ARTICLE XII
     PRINCIPAL OFFICE AND RESIDENT AGENT

     The address of the Corporation in the State of Nevada is 8200 Horseshoe Bend Lane, Las Vegas, Nevada. The name and address of the Corporation's initial resident agent is:

K.P. Thomas
8200 Horseshoe Bend Lane
Las Vegas, Nevada 89113

Either the principal office or the resident agent may be changed in the manner provided by law.
     ARTICLE XIII
     AMENDMENTS

     The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada; and all rights conferred herein on stockholders are granted subject to this reservation.

     ARTICLE XIV
     ADOPTION AND AMENDMENT OF BYLAWS

     The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with these articles of incorporation and the laws of the state of Nevada now or hereafter existing.

     ARTICLE XV
     GOVERNING BOARD

     The governing board of the Corporation shall be known as the "board of directors." The board of directors must have at least one director or as otherwise specified in its bylaws or director's resolutions.

     The first board of directors of the Corporation shall consist of one person. The name and address of the person who is to serve as the initial director until the first annual meeting of the stockholders and until such person's successor is elected and shall qualify is as follows:

     NAME                     ADDRESS

     Joe Thomas                    4580 South Thousand Oaks Drive
                              Salt Lake City, Utah 84124

     ARTICLE XVI
     POWERS OF GOVERNING BOARD

     The governing board of the Corporation is specifically granted by these articles of incorporation all powers permitted to be vested in the governing board of a corporation by the applicable provisions of the laws of the state of Nevada now or hereafter existing.

     ARTICLE XVII
     INCORPORATOR

     The name and mailing address of the incorporator signing these articles of incorporation is as follows:
     NAME                     ADDRESS
     Joe Thomas                    4580 South Thousand Oaks Dive
                              Salt Lake City, Utah 84124

     The undersigned, being the sole incorporator of the Corporation herein before named, hereby makes and files these articles of incorporation, declaring and certifying that the facts contained herein are true.

     DATED this _____ day of August 1999.

                                   /s/ Joe Thomas
                                   Joe Thomas

STATE OF UTAH       )
                    :  ss
COUNTY OF SALT LAKE )

     On this _____ day of August 1999, before me, a Notary Public, personally appeared Joe Thomas who, upon being first duly sworn, declared to me that he is the sole incorporator of Greatlender.com, Inc., and acknowledged to me that he executed the foregoing articles of incorporation as his free act and deed.
                                   /s/
                                   Notary Public

     CERTIFICATE OF ACCEPTANCE
     OF APPOINTMENT BY RESIDENT AGENT

     IN THE MATTER OF GREATLENDER.COM, K.P. Thomas hereby certifies that on the _____ day of August 1999, it accepted appointment as Resident Agent of the above-entitled corporation in accordance with Sec. 78.090, NRS 1957, as amended.

     Furthermore, that the principal office in this State is located at 8200 Horseshoe Bend Lane, Las Vegas, Nevada 89113.

     IN WITNESS WHEREOF it has hereunto set its hand this _____ day of August 1999.
                              K.P. Thomas
                              Resident Agent
                              /s/ K.P. Thomas

EXHIBIT 3.(ii)
                                     BYLAWS
                                      OF
                              GREATLENDER.COM, INC.
                              A NEVADA CORPORATION
                                TABLE OF CONTENTS

ARTICLE                                                       PAGE
ARTICLE I OFFICES                                                1
Section   1.1  Business Office                                   1
Section   1.2  Registered Office                                 1
Section   1.3  Principal Office                                  1
ARTICLE II     SHAREHOLDERS                                      1
Section   2.1  Annual Shareholder Meeting                        1
Section   2.2  Special Shareholder Meetings                      1
Section   2.3  Place of Shareholder Meetings                     1
Section   2.4  Notice of Shareholder Meetings                    2
Section   2.5  Meetings by Telecommunications                    3
Section   2.6  Fixing of Record Date                             3
Section   2.7  Shareholder List                                  3
Section   2.8  Shareholder Quorum and Voting Requirements        4
Section   2.9  Increasing Either Quorum or Voting Requirements   4
Section   2.10 Proxies                                           4
Section   2.11 Voting of Shares                                  4
Section   2.12 Corporation's Acceptance of Votes                 5
Section   2.13 Inspectors of Election                            6
Section   2.14 Shareholder Action Without Meeting                6
Section   2.15 Election of Directors                             6
Section   2.16 Business at Annual Meeting                        6
Section   2.17 Conduct of Meeting                                7
Section   2.18 Shareholder's Rights to Inspect Corporate Records 7
Section   2.19 Financial Statements Shall be Furnished to the Shareholders 8
Section   2.20 Dissenters' Rights                                8
ARTICLE III    BOARD OF DIRECTORS                                8
Section   3.1  General Powers                                    8
Section   3.2  Number, Tenure, and Qualification of Directors    8
Section   3.3  Regular Meetings of the Board of Directors        9
Section   3.4  Special Meetings of the Board of Directors        9
Section   3.5  Notice of, and Waiver of Notice for, Special Director
               Meetings                                          9
Section   3.6  Director Quorum                                   9
Section   3.7  Directors, Manner of Acting                       9
Section   3.8  Establishing a "Supermajority" Quorum or Voting Requirement
               for the Board of Directors                        9
Section   3.9  Director Action Without a Meeting                10
Section   3.10 Removal of Directors                             10
Section   3.11 Board of Director Vacancies                      10
Section   3.12 Director Compensation                            11
Section   3.13 Director Committees                              11

ARTICLE IV     OFFICERS                                         12
Section   4.1  Number of Officers                               12
Section   4.2  Appointment and Term of Office                   12
Section   4.3  Removal of Officers                              12
Section   4.4  President                                        12
Section   4.5  Vice-Presidents                                  12
Section   4.6  Secretary                                        12
 Section  4.7  Treasurer                                        13
Section   4.8  Assistant Secretaries and Assistant Treasurers   13
Section   4.9  Salaries                                         13

ARTICLE V INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS, AND
EMPLOYEES                                                       13
Section   5.1  Indemnification of Directors                     13
Section   5.2  Advance Expenses for Directors                   13
Section   5.3  Indemnification of Officers, Agents, and Employees Who are not
               Directors                                        14

ARTICLE VI     CERTIFICATES FOR SHARES AND THEIR TRANSFER       14
Section   6.1  Certificates for Shares                          14
Section   6.2  Shares Without Certificates                      14
Section   6.3  Registration of the Transfer of Shares           15
Section   6.4  Restrictions on Transfer of Shares Permitted     15
Section   6.5  Acquisition of Shares                            16

ARTICLE VII    DISTRIBUTIONS                                    16

ARTICLE VIII   CORPORATE SEAL                                   17

ARTICLE IX     DIRECTORS CONFLICTING INTEREST TRANSACTIONS      17

ARTICLE X AMENDMENTS                                            17

ARTICLE XI     FISCAL YEAR                                      17

CERTIFICATE OF SECRETARY                                        18

REVISED
BYLAWS
OF
GREATLENDER.COM, INC.

ARTICLE I
OFFICES
Section 1.01 Registered Office. The registered office shall be in the city of Las Vegas, State of Nevada.

Section 1.02 Location of Offices. The corporation may maintain such offices within or without the state of Nevada as the board of directors may from time to time designate or require.

Section 1.03 Principal Office. The address of the principal office of the corporation shall be at the address of the Registered office of the corporation as so designated in the office of the Secretary of State of the state of incorporation, or at such other address as the board of directors shall from time to time determine.

ARTICLE II
SHAREHOLDERS

     Section 2.1 Annual Shareholder Meeting. The annual meeting of the shareholders shall be held within 150 days of the close of the corporation's fiscal year, at a time and date as is determined by the corporation's board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state of Nevada, such meeting shall be held on the next succeeding business day.

     If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any subsequent continuation after adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient. The failure to hold an annual or special meeting does not affect the validity of any corporate action or work a forfeiture or dissolution of the corporation.

     Section 2.2 Special Shareholder Meetings. Special meetings of the shareholders, for any purpose or purposes described in the meeting notice, may be called by the president or by the board of directors and shall be called by the president at the request of the holders of not less than one-tenth of all outstanding votes of the corporation entitled to be cast on any issue at the meeting.

     Section 2.3 Place of Shareholder Meetings. The board of directors may designate any place, either within or without the state of Nevada, as the place of meeting for any annual or any special meeting of the shareholders, unless by written consents, which may be in the form of waivers of notice or otherwise, a majority of shareholders entitled to vote at the meeting may designate a different place, either within or without the state of Nevada, as the place for the holding of such meeting. If no designation is made by either the directors or majority action of the voting shareholders, the place of meeting shall be the principal office of the corporation.

Section 2.4    Notice of Shareholder Meetings.

          (a) Required Notice. Written notice stating the place, day, and time of any annual or special shareholder meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either in person, by any form of electronic communication, by mail, by private carrier, or by any other manner provided for in the Act, by or at the direction of the president, the board of directors, or other persons calling the meeting, to each shareholder of record, entitled to vote at such meeting and to any other shareholder entitled by the Act or the articles of incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earlier of: (1) when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid; (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) when received; or (4) five days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the corporation's current record of shareholders.

          (b) Adjourned Meeting. If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is, or must be fixed (see section 2.5 of this Article II) or if the adjournment is for more than 30 days, then notice must be given pursuant to the requirements of paragraph (a) of this section 2.4, to those persons who are shareholders as of the new record date.
          (c) Waiver of Notice. The shareholder may waive notice of the meeting (or any notice required by the Act, articles of incorporation, or bylaws), by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

          (d) Shareholder Attendance. A shareholder's attendance at a meeting:

               (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and
               (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

          (e) Contents of Notice. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this section 2.4(e), the articles of incorporation, or otherwise in the Act, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

     If a purpose of any shareholder meeting is to consider either: (1) a proposed amendment to the articles of incorporation (including any restated articles requiring shareholder approval); (2) a plan of merger or share exchange; (3) the sale, lease, exchange, or other disposition of all, or substantially all of the corporation's property; (4) the dissolution of the corporation; or (5) the removal of a director, the notice must so state and, to the extent applicable, be accompanied by a copy or summary of the:
(1) articles of amendment; (2) plan of merger or share exchange; (3) agreement for the disposition of all or substantially all of the corporation's property; or (4) the terms of the dissolution. If the proposed corporate action creates dissenters' rights, the notice must state that shareholders are, or may be entitled to assert dissenters' rights, and must be accompanied by a copy of the provisions of the Act governing such rights.

     Section 2.5 Meetings by Telecommunications. Any or all of the shareholders may participate in an annual or special meeting of shareholders by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting can hear each other during the meeting. A shareholder participating in a meeting by this means is considered to be present in person at the meeting.

     Section 2.6 Fixing of Record Date. For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date. Such record date shall not be more than 70 days prior to the meeting of shareholders or the payment of any distribution or dividend.

If no record date is so fixed by the board of directors for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, or in order to make a determination of shareholders for any other proper purpose, the record date for determination of such shareholders shall be at the close of business on:

          (a) With respect to an annual shareholder meeting or any special shareholder meeting called by the board of directors or any person specifically authorized by the board of directors or these bylaws to call a meeting, the day before the first notice is delivered to shareholders;

          (b) With respect to a special shareholders' meeting demanded by the shareholders, the date the first shareholder signs the demand;

          (c) With respect to the payment of a share dividend, the date the board of directors authorizes the share dividend;
          (d) With respect to actions taken in writing without a meeting (pursuant to Article II, section 2.12), the date the first shareholder signs a consent; and

          (e) With respect to a distribution to shareholders (other than one involving a repurchase or reacquisition of shares), the date the board authorizes the distribution.

     When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section 2.6, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date. A new record date must be fixed if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     Section 2.7 Shareholder List. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders, arranged in alphabetical order with the address of and the number of shares held by each. The list must be arranged by voting group (if such exists, see Article II, section 2.8) and within each voting group by class or series of shares. The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder, or his agent or attorney, is entitled, on written demand, to inspect and, subject to the requirements of section 2.18 of this Article II and sections 16-10a-1602 and 16-10a-1603 of the Act, or any sections of like tenor as from time to time amended, to inspect and copy the list during regular business hours, at his expense, during the period it is available for inspection. The corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time.

     Section 2.8 Shareholder Quorum and Voting Requirements. If the articles of incorporation or the Act provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

     Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation, a bylaw adopted pursuant to section 2.9 of this Article II, or the Act provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

     If the articles of incorporation or the Act provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

     Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.
     If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, a bylaw adopted pursuant to section 2.9 of this Article II, or the Act require a greater number of affirmative votes.

     Section 2.9 Increasing Either Quorum or Voting Requirements. For purposes of this section 2.9, a "supermajority" quorum is a requirement that more than a majority of the votes of the voting group be present to constitute a quorum; and a "supermajority" voting requirement is any requirement that requires the vote of more than a majority of the affirmative votes of a voting group at a meeting.

     The shareholders, but only if specifically authorized to do so by the articles of incorporation, may adopt, amend, or delete a bylaw which fixes a "supermajority" quorum or "supermajority" voting requirement.

     The adoption or amendment of a bylaw that adds, changes, or deletes a "supermajority" quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

     A bylaw that fixes a supermajority quorum or voting requirement for shareholders may not be adopted, amended, or repealed by the board of directors.

     Section 2.10 Proxies. At all meetings of shareholders, a shareholder may vote in person, or vote by proxy, executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.

     Section 2.11 Voting of Shares. Unless otherwise provided in the articles of incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     Except as provided by specific court order, no shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting; provided, however, the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

     Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

     Section 2.12   Corporation's Acceptance of Votes.

          (a) If the name signed on a vote, consent, waiver, or proxy appointment or revocation corresponds to the name of a shareholder, the corporation if acting in good faith is entitled to accept the vote, consent, waiver, or proxy appointment or revocation and give it effect as the act of the shareholder.

          (b) If the name signed on a vote, consent, waiver, or proxy appointment or revocation does not correspond to the name of its shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment or revocation and give it effect as the act of the shareholder if:

               (1) the shareholder is an entity as defined in the Act and the name signed purports to be that of an officer or agent of the entity;

               (2) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment or revocation;

               (3) the name signed purports to be that of receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment or revocation;

               (4) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment or revocation; and

               (5) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

          (c) The corporation is entitled to reject a vote, consent, waiver, or proxy appointment or revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature or about the signatory's authority to sign for the shareholder.

         (d) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment or revocation in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

          (e) Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment or revocation under this section
2.12 is valid unless a court of competent jurisdiction determines otherwise.

    Section 2.13 Inspectors of Election. There shall be appointed at least one inspector of the vote. Such inspector shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Unless appointed in advance of any such meeting by the board of directors, such inspector shall be appointed for the meeting by the presiding officer. In the absence of any such appointment, the secretary of the corporation shall act as the inspector. No candidate for the office of director (whether or not then a director) shall be appointed as such inspector. Such inspector shall be responsible for tallying and certifying each vote, whether made in person or by proxy.

     Section 2.14 Shareholder Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders, except for the election of directors as set forth in section 2.15 of this Article II, may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, shall be signed by shareholders having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote with respect to the subject matter thereof are present. Directors may be elected without a meeting of shareholders by the written consent of the shareholders holding all of the shares entitled to vote for the election of directors. Unless the written consents of all shareholders entitled to vote have been obtained, notice of any shareholder approval without a meeting shall be given at least ten days before the consummation of the action authorized by the approval to (i) those shareholders entitled to vote who have not consented in writing, and (ii) those shareholders not entitled to vote and to whom the Act requires that notice of the proposed action be given. If the act to be taken requires that notice be given to nonvoting shareholders, the corporation shall give the nonvoting shareholders written notice of the proposed action at least ten days before the action is taken. The notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. A consent signed under this section 2.14 has the effect of a meeting vote and may be described as such in any document. The written consents are only effective if received by the corporation within a 60 day period and not revoked prior to the receipt of the written consent of that number of shareholders necessary to effectuate such action. Action taken pursuant to a written consent is effective as of the date the last written consent necessary to effect the action is received by the corporation, unless all of the written consents necessary to effect the action specify a later date as the effective date of the action, in which case the later date shall be the effective date of the action. If the corporation has received written consents signed by all shareholders entitled to vote with respect to the action, the effective date of the action may be any date that is specified in all the written consents as the effective date of the action. Such consents may be executed in any number of counterparts or evidenced by any number of instruments of substantially similar tenor.
     Section 2.15 Election of Directors. At all meetings of the shareholders at which directors are to be elected, except as otherwise set forth in any stock designation with respect to the right of the holders of any class or series of stock to elect additional directors under specified circumstances, directors shall be elected by a plurality of the votes cast at the meeting. The election need not be by ballot unless any shareholder so demands before the voting begins. Except as otherwise provided by law, the articles of incorporation, any preferred stock designation, or these bylaws, all matters other than the election of directors submitted to the shareholders at any meeting shall be decided by a majority of the votes cast with respect thereto.

     Section 2.16 Business at Annual Meeting. At any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board of directors or (b) by any shareholder of record of the corporation who is entitled to vote with respect thereto. Notwithstanding anything in these bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this section. The officer of the corporation or other person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions, and if such presiding officer should so determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions and if such presiding officer should so determine, such presiding officer shall so declare to the meeting, and any such business so determined to be not properly brought before the meeting shall not be transacted.
     Section 2.17 Conduct of Meeting. The board of directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate, or convenient. Subject to such rules and regulations of the board of directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and do all such acts as, in the judgment of such chairman, are necessary, appropriate, or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting, and the safety of those present, limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless, and to the extent, determined by the board of directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

     Section 2.18   Shareholder's Rights to Inspect Corporate Records.

          (a) Minutes and Accounting Records. The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation. The corporation shall maintain appropriate accounting records.

          (b) Absolute Inspection Rights of Records Required at Principal Office. If a shareholder gives the corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy, such shareholder (or his agent or attorney) has the right to inspect and copy, during regular business hours, any of the following records, all of which the corporation is required to keep at its principal office:

               (1) its articles or restated articles of incorporation and all amendments to the articles of incorporation currently in effect;

               (2) its bylaws or restated bylaws and all amendments to the bylaws currently in effect;

               (3) the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years;

               (4) all written communications to shareholders within the past three years;

               (5) a list of the names and business addresses of its current directors and officers;

               (6) the most recent annual report of the corporation delivered to the Nevada Division of Corporations and Commercial Code; and
               (7) all financial statements prepared for periods ending during the last three years that a shareholder could request under section 2.19.

          (c) Conditional Inspection Right. In addition, if a shareholder gives the corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which such shareholder wishes to inspect and copy, such shareholder describes with reasonable particularity his purpose and the records he desires to inspect, and the records are directly connected with his purpose, such shareholder of the corporation (or his agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation:

               (1) excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors acting on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under paragraph (b) of this section 2.18;

               (2)  accounting records of the corporation; and

               (3) the record of shareholders (compiled no earlier than the date of the shareholder's demand).

          (d) Copy Costs. The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The corporation may impose a reasonable charge, covering the costs of labor and material (including third-party costs) for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

          (e)  Shareholder Includes Beneficial Owner.  For purposes of this section 2.18, the term "shareholder" shall include a beneficial owner whose shares are held in a voting trust or by a nominee on his behalf.

     Section 2.19 Financial Statements Shall be Furnished to the Shareholders. Upon written request of any shareholder, the corporation shall mail to such shareholder its most recent annual or quarterly financial statements showing in reasonable detail its assets and liabilities and the results of its operations.

     Section 2.20 Dissenters' Rights. Each shareholder shall have the right to dissent from and obtain payment for such shareholder's shares when so authorized by the Act, the articles of incorporation, these bylaws, or in a resolution of the board of directors.


ARTICLE III
BOARD OF DIRECTORS

     Section 3.1 General Powers. Unless the articles of incorporation have dispensed with or limited the authority of the board of directors, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

     Section 3.2 Number, Tenure, and Qualification of Directors. Unless permitted by the Act, the authorized number of directors shall be not less than three. The current number of directors shall be as determined (or as amended from time to time) by resolution adopted from time to time by either the shareholders or directors. Each director shall hold office until the next annual meeting of shareholders or until removed. However, if his term expires, he shall continue to serve until his successor shall have been elected and qualified, or until there is a decrease in the number of directors. A decrease in the number of directors does not shorten an incumbent director's term. Unless required by the articles of incorporation, directors do not need to be residents of Nevada or shareholders of the corporation.

     Section 3.3 Regular Meetings of the Board of Directors. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     Section 3.4 Special Meetings of the Board of Directors. Special meetings of the board of directors may be called by or at the request of the president or any one director. The person authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors.

     Section 3.5 Notice of, and Waiver of Notice for, Special Director Meetings. Unless the articles of incorporation provide for a longer or shorter period, notice of any special director meeting shall be given at least two days prior thereto either orally, in person, by telephone, by any form of electronic communication, by mail, by private carrier, or by any other manner provided for in the Act. Any director may waive notice of any meeting.

Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting. Unless required by the articles of incorporation or the Act, neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 3.6 Director Quorum. A majority of the number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the board of directors, unless the articles of incorporation require a greater number.

     Any amendment to this quorum requirement is subject to the provisions of section 3.8 of this Article III.

     Section 3.7 Directors, Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the board of directors unless the articles of incorporation require a greater percentage. Any amendment which changes the number of directors needed to take action, is subject to the provisions of section 3.8 of this Article III.

     Unless the articles of incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless: (1) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; or (2) his dissent or abstention from the action taken is requested by such director to be entered in the minutes of the meeting; or (3) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

     Section 3.8 Establishing a "Supermajority" Quorum or Voting Requirement for the Board of Directors. For purposes of this section 3.8, a "supermajority" quorum is a requirement that requires more than a majority of the directors in office to constitute a quorum; and a "supermajority" voting requirement is any requirement that requires the vote of more than a majority of those directors present at a meeting at which a quorum is present to be the act of the directors.

     A bylaw that fixes a supermajority quorum or supermajority voting requirement may be amended or repealed:

          (1) if originally adopted by the shareholders, only by the shareholders (unless otherwise provided by the shareholders); or

          (2) if originally adopted by the board of directors, either by the shareholders or by the board of directors.

     A bylaw adopted or amended by the shareholders that fixes a supermajority quorum or supermajority voting requirement for the board of directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the board of directors.

     Subject to the provisions of the preceding paragraph, action by the board of directors to adopt, amend, or repeal a bylaw that changes the quorum or voting requirement for the board of directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

     Section 3.9 Director Action Without a Meeting. Unless the articles of incorporation provide otherwise, any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if all the directors sign a written consent describing the action taken, and such consent is filed with the records of the corporation. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be described as such in any document. Such consent may be executed in any number of counterparts, or evidenced by any number of instruments of substantially similar tenor.

     Section 3.10 Removal of Directors. The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that the purpose of the meeting is such removal. The removal may be with or without cause unless the articles of incorporation provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against such removal.

     Section 3.11 Board of Director Vacancies. Unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders may fill the vacancy. During such time that the shareholders fail or are unable to fill such vacancies, then and until the shareholders act:

          (1)     the board of directors may fill the vacancy; or

          (2) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

     If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders. If two or more directors are elected by the same voting group, only remaining directors elected by such voting group are entitled to vote to fill the vacancy of a director elected by the voting group if it is filled by directors.

     A vacancy that will occur at a specific later date (by reason of resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

     The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. However, if his term expires, he shall continue to serve until his successor is elected and qualified or until there is a decrease in the number of directors.

     Section 3.12 Director Compensation. Unless otherwise provided in the articles of incorporation, by resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 3.13     Director Committees.
          (a) Creation of Committees. Unless the articles of incorporation provide otherwise, the board of directors may create one or more committees and appoint members of the board of directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the board of directors.

          (b) Selection of Members. The creation of a committee and appointment of members to it must be approved by the greater of (1) a majority of all the directors in office when the action is taken or (2) the number of directors required by the articles of incorporation to take such action (or if not specified in the articles of incorporation, the number required by section 3.7 of this Article III to take action).

          (c)     Required Procedures.  Sections 3.4, 3.5, 3.6, 3.7, 3.8, and
3.9 of this Article III, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the board of directors, apply to committees and their members.

         (d) Authority. Unless limited by the articles of incorporation, each committee may exercise those aspects of the authority of the board of directors which the board of directors confers upon such committee in the resolution creating the committee; provided, however, a committee may not:

               (1)     authorize distributions to shareholders;

               (2) approve, or propose to shareholders, action that the Act requires be approved by shareholders;

               (3) fill vacancies on the board of directors or on any of its committees;

               (4) amend the articles of incorporation pursuant to the authority of directors to do so granted by section 16-10a-1002 of the Act or any section of like tenor as from time to time amended;

               (5)     adopt, amend, or repeal bylaws;


               (6) approve a plan of merger not requiring shareholder approval;

               (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or

               (8) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.


ARTICLE IV
OFFICERS

     Section 4.1 Number of Officers. The officers of the corporation shall be a president and a secretary, both of whom shall be appointed by the board of directors. Such other officers and assistant officers as may be deemed necessary, including any vice-presidents, may be appointed by the board of directors. If specifically authorized by the board of directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the corporation.

     Section 4.2 Appointment and Term of Office. The officers of the corporation shall be appointed by the board of directors for a term as determined by the board of directors. If no term is specified, such term shall continue until the first meeting of the directors held after the next annual meeting of shareholders. If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each officer shall hold office until his successor shall have been duly appointed and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner provided in section 4.3 of this Article IV.

     Section 4.3 Removal of Officers. Any officer or agent may be removed by the board of directors or an officer authorized to do so by the board of directors at any time either before or after the expiration of the designated term, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Neither the appointment of an officer nor the designation of a specified term shall create any contract rights.

     Section 4.4 President. The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. The president shall, when present, preside at all meetings of the shareholders and of the board of directors, if the chairman of the board is not present. The president may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments arising in the normal course of business of the corporation and such other instruments as may be authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

     Section 4.5 Vice-Presidents. If appointed, in the event of the president's death or inability to act, the vice-president (or in the event there be more than one vice-president, the executive vice-president or, in the absence of any designation, the senior vice-president in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. A vice-president, if any, may sign, with the secretary or an assistant secretary, certificates for shares of the corporation the issuance of which has been authorized by resolution of the board of directors; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

     Section 4.6 Secretary. The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the corporation and, if there is a seal of the corporation, see that it is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholders;
(f) sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which has been authorized by resolution of the board of directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     Section 4.7 Treasurer. The treasurer, if any, and in the absence thereof of the secretary, shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as shall be selected by the board of directors; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

     Section 4.8 Assistant Secretaries and Assistant Treasurers. Any assistant secretary, when authorized by the board of directors, may sign with the president or a vice-president certificates for shares of the corporation the issuance of which has been authorized by a resolution of the board of directors. Any assistant treasurer shall, if required by the board of directors, give bonds for the faithful discharge of his duties in such sums and with such sureties as the board of directors shall determine. Any assistant secretary or assistant treasurer, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

     Section 4.9 Salaries. The salaries of the officers shall be fixed from time to time by the board of directors or by a duly authorized officer.

ARTICLE V
INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS, AND EMPLOYEES

     Section 5.1 Indemnification of Directors. The corporation shall indemnify any individual made a party to a proceeding because such individual was a director of the corporation to the extent permitted by and in accordance with section 16-10a-901, et seq. of the Act or any amendments of successor sections of like tenor.

     Section 5.2 Advance Expenses for Directors. To the extent permitted by section 16-10a-904 of the Act or any section of like tenor as amended from time to time, the corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if:

          (a) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the Act;

          (b) the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay advances if it is ultimately determined that he did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment); and
          (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under section 5.1 of this Article V or section 16-10a-901 through section 16-10a-909 of the Act or similar sections of like tenor as from time to time amended.

     Section 5.3 Indemnification of Officers, Agents, and Employees Who are not Directors. Unless otherwise provided in the articles of incorporation, the board of directors may authorize the corporation to indemnify and advance expenses to any officer, employee, or agent of the corporation who is not a director of the corporation, to the extent permitted by the Act.

ARTICLE VI
CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 6.1     Certificates for Shares.

          (a) Content. Certificates representing shares of the corporation shall at minimum, state on their face the name of the issuing corporation and that it is formed under the laws of the state of Nevada; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as determined by the board of directors. Such certificates shall be signed (either manually or by facsimile) by the president or a vice-president and by the secretary or an assistant secretary and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified.
          (b) Legend as to Class or Series. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information without charge on request in writing.

          (c) Shareholder List. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

          (d) Transferring Shares. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

     Section 6.2     Shares Without Certificates.

          (a) Issuing Shares Without Certificates. Unless the articles of incorporation provide otherwise, the board of directors may authorize the issuance of some or all the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.

          (b) Written Statement Required. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement containing at minimum:

               (1) the name of the issuing corporation and that it is organized under the laws of the state of Nevada;

               (2)     the name of the person to whom issued; and

               (3) the number and class of shares and the designation of the series, if any, of the issued shares.

     If the corporation is authorized to issue different classes of shares or different series within a class, the written statement shall describe the designations, relative rights, preferences, and limitations applicable to each class and the variation in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series). Alternatively, each written statement may state conspicuously that the corporation will furnish the shareholder this information without charge on request in writing.

     Section 6.3 Registration of the Transfer of Shares. Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the record owner of such shares on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

     Section 6.4 Restrictions on Transfer of Shares Permitted. The board of directors (or shareholders) may impose restrictions on the transfer or registration of transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire, shares). A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.

     A restriction on the transfer or registration of transfer of shares is authorized:

          (a) to maintain the corporation's status when it is dependent on the number or identity of its shareholders;

          (b) to preserve entitlements, benefits, or exemptions under federal, state, or local law; and

          (c)     for any other reasonable purpose.

     A restriction on the transfer or registration of transfer of shares may:

          (a) obligate the shareholder first to offer the corporation or other persons (separately, consecutively, or simultaneously) an opportunity to acquire the restricted shares;

          (b) obligate the corporation or other persons (separately, consecutively, or simultaneously) to acquire the restricted shares;

          (c) require the corporation, the holders of any class of its shares, or another person to approve the transfer of the restricted shares, if the requirement is not manifestly unreasonable; and

          (d) prohibit the transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable

     A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section 6.4 and such person has knowledge of the restriction or its existence is noted conspicuously on the front or back of the certificate or is contained in the written statement required by section 6.2 of this Article VI with regard to shares issued without certificates. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

     Section 6.5 Acquisition of Shares. The corporation may acquire its own shares and unless otherwise provided in the articles of incorporation, the shares so acquired constitute authorized but unissued shares.

     If the articles of incorporation prohibit the reissuance of acquired shares, the number of authorized shares is reduced by the number of shares acquired by the corporation, effective upon amendment of the articles of incorporation, which amendment may be adopted by the shareholders or the board of directors without shareholder action. The articles of amendment must be delivered to the Nevada Division of Corporations and Commercial Code for filing and must set forth:

          (a)     the name of the corporation;

          (b) the reduction in the number of authorized shares, itemized by class and series;

          (c) the total number of authorized shares, itemized by class and series, remaining after reduction of the shares; and

          (d) if applicable, a statement that the amendment was adopted by the board of directors without shareholder action and that shareholder action was not required.


ARTICLE VII
DISTRIBUTIONS

     The corporation may make distributions (including dividends on its outstanding shares) as authorized by the board of directors and in the manner and upon the terms and conditions provided by law and in the corporation's articles of incorporation.

ARTICLE VIII
CORPORATE SEAL

     The board of directors may provide for a corporate seal which may have inscribed thereon any designation including the name of the corporation, Nevada as the state of incorporation, and the words "Corporate Seal."

ARTICLE IX
DIRECTORS CONFLICTING INTEREST TRANSACTIONS
     A director's conflicting interest transaction may not be enjoined, be set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the corporation, solely because the director, or any person with whom or which the director has a personal, economic, or other association, has an interest in the transaction, if:
          (a) directors' action respecting the transaction was at any time taken in compliance with section 16-10a-852 of the Act or any section of like tenor as amended from time to time;

          (b) shareholders' action respecting the transaction was at any time taken in compliance with section 16-10a-853 of the Act or any section of like tenor as amended from time to time; or

          (c) the transaction, judged according to the circumstances at the time of commitment, is established to have been fair to the corporation.

ARTICLE X
AMENDMENTS

     The corporation's board of directors may amend or repeal the corporation's bylaws unless:

          (a) the Act or the articles of incorporation reserve this power exclusively to the shareholders in whole or part; or

          (b) the shareholders in adopting, amending, or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw; or

          (c) the bylaw either establishes, amends, or deletes, a supermajority shareholder quorum or voting requirement (as defined in Article II, section 2.9).

     Any amendment which changes the voting or quorum requirement for the board must comply with Article III, section 3.8, and for the shareholders, must comply with Article II, section 2.9.

     The corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors.


ARTICLE XI
FISCAL YEAR
     The fiscal year of the corporation shall be fixed by resolution of the board of directors in consultation with the financial and tax advisors of the corporation.


CERTIFICATE OF OFFICER

     The undersigned does hereby certify that such person is the President of Greatlender.com, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Nevada; that the above and foregoing bylaws of said corporation were duly and regularly adopted as such by the board of directors of said corporation by unanimous consent dated August 14, 1999, and that the above and foregoing bylaws are now in full force and effect and supersede and replace any prior bylaws of the corporation.
     DATED this 14th day of August, 1999.

/s/ Joe Thomas

     Joe Thomas, President

EXHIBIT 5

JAMES N. BARBER
Attorney at Law
Suite 100, Bank One Tower
50 West Broadway
Salt Lake City, UT 84101

Telephone: (801) 364-6500           Fax: (801) 364-3406
E-Mail: Barberjn@aol.com

   June 12, 2000

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: Greatlender.com, Inc.

Dear Sir or Madam:

     I have acted as counsel for Greatlender.com, Inc., a Nevada corporation (Greatlender) in connection with its registration statement on Form SB-2 relating to the registration of up to 2,000,000 shares of its common stock ("Shares"), $.001 value per share, at a maximum offering price of $.05 per share. In my representation I have examined such documents, corporate records, and other instruments as I have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Articles of Incorporation and By-laws of the Company.

     Based upon my examination of relevant documents, it is my opinion that the Company is duly organized and validly existing as a corporation under the laws of the State of Nevada and that the Shares, when sold and issued, will be validly authorized and issued, fully paid, and non-assessable.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement.
          Sincerely,
/s/ James N. Barber
          James N. Barber

EXHIBIT 23 - Consent of Experts and counsel

See Counsels Consent as part of Exhibit 5 above. Following is the consent of the Company's Accountant:

             CONSENT OF INDEPENDENT ACCOUNTANT

To the Board of Directors
Greatlender.com, Inc.

I have issued my report dated June 16, 2000, accompanying the financial statements of Greatlender.com, Inc. Included in the Registration Stated Form SB-2 and the related prospectus.

I consent to the use of my report, as stated above in the Registration Statement. I also consent to the use of my name in the statement with respect to me as appearing under the heading "Experts" in the Registration Statement.

David T. Thomson, PC.

/s/ David T. Thomson, PC.

Salt Lake City, UT
June 28, 2000


              PO Box 571605, Murray, UT 84157    (801) 966-9481